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                                                                   EXHIBIT 10.12

                         TAX INDEMNIFICATION AGREEMENT

                 THIS AGREEMENT is made as of this ___ day of July, 1996, by and among STRAYER EDUCATION, INC., a Delaware corporation (the "Parent") which will own 100% of the outstanding capital stock of STRAYER COLLEGE, INC., a Maryland corporation (the "Company"), and each of the Company's stockholders named on the signature pages hereof.


                              W I T N E S S E T H:

                 WHEREAS, in connection with the initial public offering ("Public Offering") of the Parent's common stock, $.01 par value per share ("Common Stock"), there will be a reorganization pursuant to which Strayer Education, Inc. will become the parent corporation of the Company;

                 WHEREAS, the Company filed an election with the Internal Revenue Service to be taxed as an "S" corporation under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and under similar provisions of state and local tax laws;

                 WHEREAS, for the period commencing as of January 1, 1996 until the close of business on the Termination Date (as hereinafter defined), the Company will have been taxed as an "S" corporation under Subchapter S of the Code and under similar provisions of applicable state and local tax laws;

                 WHEREAS, for Federal and certain state and local income tax purposes, the Company's items of income, loss and deductions have been and will have been passed through to and reported on the individual tax returns of its stockholders;

                 WHEREAS, as a result of the reorganization, the Company will no longer be eligible to be taxed as an S corporation for Federal and certain state and local income tax purposes;

                 WHEREAS, the parties to this Agreement recognize that the election of the Company to be taxed under Subchapter S of the Code will be terminated on a





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date (the "Termination Date") immediately prior to the closing ("Closing") of the Public Offering, and the Company and its stockholders will make an election to compute the taxable income of the Company with respect to the portion of the Company's 1996 taxable year prior to the Termination Date pursuant to Section 1362(e)(3) of the Code (the "1996 S Period Taxable Income");

                 WHEREAS, the Company has distributed to its stockholders of record as of April __, 1996 (the "Stockholders), the amount of $2.1 million, which represents the Stockholders' estimated tax liability for the Company's 1996 S Period Taxable Income expected to be earned during the five-month period ended May 31, 1996, and in connection therewith has declared a dividend payable to the Stockholders equal to $2.1 million;

                 WHEREAS, the Company agreed to distribute to the Stockholders, pro rata in proportion to their respective stock ownership as of the Termination Date, an additional amount which represents the Stockholders' estimated tax liability for the Company's 1996 S Period Taxable Income expected to be earned during the period ending on the Termination Date, to the extent not previously paid (the "Estimated 1996 S Period Taxable Income"), and in connection therewith has declared a dividend payable to the Stockholders equal to $__ million; and

                 WHEREAS, the parties to this Agreement desire to set forth their agreement with respect to their respective obligations in the event the actual 1996 S Period Taxable Income differs from the Estimated 1996 S Period Taxable Income.

                 NOW THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1.       1996 S PERIOD DISTRIBUTION

                          (a)     In the event that the amount of the Company's
actual 1996 S Period Taxable Income as shown on its Federal income tax return for such period exceeds the amount of the Company's Estimated 1996 S Period Taxable Income, not later than five (5) days prior to the filing of such Federal income tax return the Company shall pay to the Stockholders, on a pro rata basis in accordance with the percentage of the outstanding shares of Common Stock owned by each Stockholder on the Termination Date, an amount equal to [forty-three] percent





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[(43.00%)] of such excess amount, plus interest at the rate of Eight Percent
(8%) per annum on the amount of such payment from the Termination Date until the date of such payment.

                          (b)     In the event that the amount of the Company's
Estimated 1996 S Period Taxable Income exceeds the amount of the Company's actual 1996 S Period Taxable Income as shown on its Federal income tax return for such period, each Stockholder agrees to pay to the Company, within ten (10) days after written notice from the Company, such Stockholder's pro rata share (as set forth in the Company's written notice, which shall be based on the percentage of the outstanding shares of Common Stock owned by such Stockholder on the Termination Date) of an amount equal to [forty-three] percent [(43.00%)] of such excess amount, plus interest at the rate of Eight Percent (8%) per annum on the amount of such payment from the Termination Date until the date specified for such payment.

                          (c)     Each Stockholder agrees to prepare his income
tax returns with respect to the calendar year in which the Termination Date occurs consistent with the manner in which each item of income, loss, deduction and credit of the Company is reported by the Company to such Stockholder. Each Stockholder further agrees that the Company's obligation to make payments under
Section 1(a) shall be the Company's sole and exclusive obligation with respect to the Stockholder's tax liabilities.

                 2.       ELECTION FOR S TERMINATION YEAR

                          The Company shall elect and the Stockholders shall
consent, pursuant to Section 1362(e)(3) of the Code, to allocate tax items to the Company's short taxable year ending on the Termination Date and its short taxable year beginning after the Termination Date pursuant to normal tax accounting rules (the "closing of the books method") rather than by the pro rata allocation method set forth in Section 1362(e)(2) of the Code.

                 3.       APPOINTMENT OF TAX MATTERS PERSON

                 The Company and the Stockholders agree that, pursuant to
Section 6244 of the Code, a person appointed by the Company shall serve as "tax matters person" for the Company for the S Corporation Period. The cost of contesting any





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challenge to a tax return of the Company by the Internal Revenue Service, or a state or local administrative agency, in any forum, judicial or administrative, shall be borne by the Company.

                 4.       SURVIVAL OF AGREEMENTS

                 The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely.

                 5.       NOTICES

                 All notices, requests, demands and the other communications which are required or which may be given under this Agreement shall be in writing addressed, if to the Company, to its President at the Company's principal office and if to a Stockholder, at the last address of such Stockholder shown on the records of the Company.

                 6.       ENTIRE AGREEMENT

                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                 7.       SUCCESSORS AND ASSIGNS

                 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                 8.       AMENDMENT AND WAIVER

                 No provisions of this Agreement may be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.

                 9.       EXECUTION IN COUNTERPARTS

                 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts





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hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                 10.      EFFECTIVE DATE

                 This Agreement shall be effective upon the Termination Date.

                 11.      GOVERNING LAW

                 This Agreement shall be governed by, and construed in accordance with, the internal laws of [Maryland], without reference to the principles of conflicts of law.

                 IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.





                                    STRAYER EDUCATION, INC.,



                                    By:
                                          ---------------------------------
                                          Ron K. Bailey
                                          President


                                    STRAYER COLLEGE, INC.



                                    By:
                                          ---------------------------------
                                          Ron K. Bailey
                                          President


                                    THE STOCKHOLDERS:




                                    ---------------------------------------
                                    Ron K. Bailey



                                    ---------------------------------------
                                    Beverly W. Bailey






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